Distinguished Telecom Expert Named to Board of Directors of China VoIP & Digital Telecom, Inc. Subsidiary

Professor Kan Kaili Will Serve as an Independent Director of Jinan Yinquan Technology Co., Ltd.

One of the People's Republic of China's most distinguished telecom experts has been elected to the Board of Directors of Jinan Yinquan Technology Co., Ltd., the wholly owned subsidiary of China VoIP & Digital Telecom Inc. (OTCBB: CVDT). Professor Kan Kaili agreed to accept the post after a recent tour of the VoIP Company's facilities where he reviewed Jinan Yinquan's proprietary technology and business model.

Professor Kan, who earned a Doctorate degree from Stanford University, currently serves as the Professor of Beijing University of Posts and Telecommunications. He is a director of China's Information Industry Policy and Development Institute and Commissioner of the Advisory Commission for China's Telecommunications Act. He formally served as a strategy consultant on telecommunications policies and development of the World Bank. His primary areas of concentration are policies of telecommunications and the information industry as well as business management strategy.

"We believe that the addition to Professor Kan, one of the acknowledged experts in China's telecom industry, to our Board of directors is a significant step in the growth and development of our company," said Li, Kunwu, CEO of China VoIP & Digital Telecom Inc. "We are honored that he accepted the post and management is looking forward with great anticipation to his insight and valuable contributions to our business."

Jinan Yinquan's proprietary NP Soft Switch IP telephone system enables users to access Voice over the Internet Protocol (VoIP) services allowing customers to use the system to make telephone calls to anyone in the world at a much lower cost than standard telephone rates.

About China VoIP & Digital Telecom Inc.

China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol service in the People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co. Ltd. Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is currently marketing its NP Soft Switch system in China and is currently in the testing stage of other Information Technology products. The Company currently has 51 employees and is located in the Shandong Province, People's Republic of China.

More information can be found at www.chinavoip-telecom.com.

Notice Regarding Forward Looking Statements

Statements regarding the Company's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward looking statements in this press release include that the addition to Professor Kan to our Board of directors is a significant step in the growth and development of our company. Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent filings may be rejected by the patent offices; other companies may discover and develop better or cheaper technologies that would render our products obsolete; we may not have sufficient funding to further develop and/or market our technology; and we may face regulatory issues in trying to expand throughout China. There are also country risks associated with investing in China, including currency fluctuation, repatriation of capital, and potential regulatory hurdles. Readers are directed to the China VoIP & Digital Telecom Inc. reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed November 13, 2006 under our prior name Crawford Lake Mining Inc. which outlined the company's current business for further information and factors that may affect China VoIP & Digital Telecom Inc.'s business and results of operations. China VoIP & Digital Telecom Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Distributed by Filing Services Canada and retransmitted by Marketwire

Contact:
Peter Nasca
Peter Nasca Associates, Inc.
954-473-0677
Email Contact